Exhibit 99.1


                     OLYMPIC CASCADE FINANCIAL CORPORATION
                                       AND
                          FIRST MONTAUK FINANCIAL CORP.
                                 AGREE TO MERGE


New York, New York, and Red Bank, New Jersey, February 10, 2005--Olympic Cascade Financial Corporation (OTCBB: OLYD) and First Montauk Financial Corp. (OTCBB:
FMFK) announced today they have signed a definitive merger agreement.

Under the terms of the agreement, Olympic Cascade will issue shares of its common stock for all of the outstanding common stock in First Montauk. Currently, Olympic Cascade has 4,995,878 shares of common stock outstanding and 2,078,465 of common stock issuable upon conversion of its Series A Preferred stock, compared to First Montauk that has 14,698,509 shares of common stock outstanding and 2,588,977 issuable upon conversion of its outstanding Series A and Series B Preferred stock. For each share of First Montauk common stock owned, a shareholder will receive 0.5055 shares in Olympic Cascade. Additionally, Olympic Cascade will issue equivalent shares of newly created preferred stock to the holders of First Montauk's Series A and Series B Preferred shares, giving effect to the 0.5055 exchange ratio. Assuming the merger is completed, Olympic Cascade will have approximately 15,800,000 shares of common stock outstanding, assuming conversion of its outstanding preferred shares (and excluding other outstanding options, warrants and debentures). Additionally, any outstanding debentures of First Montauk will be assumed by Olympic Cascade.

"The combination of our two firms provides us with the critical mass necessary to thrive in the volatile securities markets. Combined, we will have over 750 registered representatives in over 30 states. Together, our total revenues for the trailing 12 months were approximately $120 million, making us one of the 25 largest independent contractor based brokerage firms in the United States. Additionally, we believe that this combination may significantly improve our profitability and improve the value to our collective shareholders," stated Mark Goldwasser, President and Chief Executive Officer of Olympic Cascade.

"Both of our firms have made significant advances in the past year toward sustained profitability and improved service to our brokers and their clients. We share many common attributes and pride ourselves on meeting and exceeding the service expectations of our outstanding brokers. We believe the union of our two firms will create a more cost effective and comprehensive platform upon which to grow in the future," stated Victor K. Kurylak, President and Chief Executive Officer of First Montauk.

In connection with the merger, Olympic Cascade and First Montauk have executed letters of intent with St. Cloud Capital LLC, a Los Angeles based investment firm, to provide approximately $4.0 million of capital to Olympic Cascade and First Montauk. "We believe that the merger of these two firms represents a step in the right direction for building a premier brokerage firm. We believe that management has developed a sound strategy and is positioned to capitalize on the rapidly growing independent contractor segment of the brokerage industry," stated Marshall Geller, a Senior Managing Director of St. Cloud Capital. The investment by St. Cloud Capital is subject to execution of definitive agreements, due diligence investigation and customary closing conditions. However, as a result of the foregoing uncertainties, there can be no assurances that the transaction will be completed.

Mr. Goldwasser and Mr. Kurylak will comprise the Office of the Chief Executive Officer. It is anticipated that Mr. Geller will become non-executive chairman of a seven person board of directors. The terms of the merger agreement provide that each of First Montauk and Olympic Cascade will designate three persons on Olympic Cascade's Board of Directors. Mr. Herbert Kurinsky, the current Chairman of First Montauk, Mr. William Kurinsky, the current Vice-Chairman of First Montauk, Mr. Victor K. Kurylak, and One Clark LLC, an affiliate of Mr. Goldwasser, have agreed to vote their respective shares in favor of the merger.

The definitive merger agreement is subject to, among other conditions, approval by Olympic Cascade and First Montauk shareholders, regulatory approvals, the financing by St. Cloud and other customary closing conditions. The parties expect to file a joint proxy registration statement with the SEC in April and the parties expect to close the transaction by the end of the second calendar quarter of 2005. However, as a result of the foregoing uncertainties, there can be no assurances that the transaction will be completed. McColl Garella, LLC and Capitalink, L.C. rendered fairness opinions to Olympic Cascade and First Montauk, respectively.

About Olympic Cascade

Olympic Cascade Financial Corporation is a holding company for National Securities Corporation. National, based in Seattle, Washington, conducts a full service national brokerage and investment banking business.

About First Montauk

First Montauk Financial Corporation is the parent company of First Montauk Securities Corp. First Montauk, headquartered in Red Bank, New Jersey conducts a full service national brokerage, investment banking and insurance business.


                                      # # #

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the benefits of the business combination transaction involving Olympic Cascade and First Montauk, including future financial and operating results, the combined company's plans, objectives, expectations and intentions and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of Olympic Cascade's and First Montauk's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain governmental and/or self regulatory approvals of the transaction on the proposed terms and schedule; the failure of Olympic Cascade and First Montauk stockholders to approve the transaction; the possibility that the closing of the transaction is delayed and the potential adverse effect of such delay on each of Olympic Cascade's and First Montauk's business; the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; disruption from the transaction making it more difficult to maintain relationships with customers and employees; fluctuations in the capital markets which may impact on each of Olympic Cascade's and First Montauk's business; the risk that certain key employees may choose to leave Olympic Cascade or First Montauk in connection with the transaction. Additional factors that could cause Olympic Cascade's and First Montauk's results to differ materially from those described in the forward-looking statements can be found in the 2004 Annual Report on Forms 10-K of Olympic Cascade and 2003 Annual Report on Form 10-K of First Montauk filed with the SEC and available at the SEC's Internet site (http://www.sec.gov).

STOCKHOLDERS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Stockholders will be able to obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about Olympic Cascade and First Montauk, without charge, at the SEC's Internet site (http://www.sec.gov). Copies of the joint proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, by directing a request to Olympic Cascade Financial Corporation, 120 Broadway, 27th floor, New York, NY 10271 Attention: Office of the Secretary, or to First Montauk Financial Corp., Parkway 109 Office Center, 328 Newman Springs Road, Red Bank, NJ 07701. Attention: Office of the Secretary.

The respective directors and executive officers of Olympic Cascade and First Montauk and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding Olympic Cascade's directors and executive officers is available in its proxy statement filed with the SEC by Olympic Cascade on January 27, 2005, and information regarding First Montauk's directors and executive officers is available in its proxy statement filed with the SEC by First Montauk on May 24, 2004 and other SEC filings. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the joint proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

Contact:

First Montauk Financial Corp.            Olympic Cascade Financial Corporation
Mindy A. Horowitz                        Robert H. Daskal
Acting Chief Financial Officer           Acting Chief Financial Officer
732.842.4700, ext. 4229                  312.751.8833